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                                                                 EXHIBIT 10.14

                               JOINT VENTURE AGREEMENT
                      HUBEI BLUE RIBBON HIGH WORTH BREWERY LTD.


CHAPTER 1   GENERAL

     Whereas in accordance with "The Companies Law of the People's Republic of China" and other relevant legislations and regulations of China and having regard to international rules and practices, on the basis of equality and procuring mutual benefits, friendly co-operation and mutual development, it was agreed to establish "Hubei Blue Ribbon High Worth Brewery Ltd." and do hereby make this Agreement.

CHAPTER 2   PARTIES TO THE JOINT VENTURE

Party A: Zhaoqing Blue Ribbon High Worth Brewery Ltd.

Registered Address: Ba Lu, Duanzhou, Zhaoqing, Guangdong, China

Legal Representative: Chen Zi Shou

Position: President


Party B: Zao Yang Brewery

Registered Address: No. 27, Min Zu Lu, Zao Yang City, Hubei, China

Legal Representative: Fu Guang Huan

Position: General Manager


CHAPTER 3   ESTABLISHMENT OF JOINT VENTURE COMPANY

1. Party A and Party B have agreed to establish "Hubei Blue Ribbon High Worth Brewery Ltd., (hereinafter referred to as "the Company") in accordance with the Companies Law and other relevant rules and regulations prevailing in the People's Republic of China (the"PRC"). The registered address of the Company is No. 27, Min Zu Lu, Zao Yang City, Hubei, China.

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2.   Party A and Party B assume liabilities up to the limit of their respective capital contributions (i.e. registered capital). All liabilities incurred by Party B prior to the effective date of this Agreement are not to be assumed to the Company. In case of any disputes being unsettled prior to the establishment of the Company, and subsequently cause the Company to suffer from any economic losses, Party B shall be responsible for such indemnity. All activities of the Company shall comply with the legislations, regulations, orders and relevant rules of the PRC.

3. The Company is a company with limited liability. Parties to the joint venture shall assume liability up to the limit of their respective capital contributions. Both Parties shall share the profit and loss and undertake the risk according to the ratio of their respective capital contribution to the registered capital.

4. The Company shall be formally established on the date when the Industrial and Commercial Management Bureau of Zao Yang City issues the Business Registration Certificate.


CHAPTER 4   OBJECTIVE, SCALE AND SCOPE OF BUSINESS

1. The objectives of the Company are to fulfill the wishes of both investors in respect of the strengthening of economic co-operation through the joint venture Company. By using advanced technologies and equipment, the Company will become a technically advanced brewing enterprise within the country. The Company should adopt suitable technologies and scientific management method to achieve economic and social benefits for both investors, as well as to promote economic and technological development for the local society.

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2.   The business of the Company shall be the production and sale of beer products, malt beverage products and other beverage related products, having regard to the actual situation, and to explore other related businesses which are permitted by the rules and regulations prevailing in the PRC.

3. The production scale of the Company shall be 40,000 tonnes of beer products per annum and after the technological renovation, the Company shall, if possible, increase the annual production capacity to 100,000 tonnes as soon as possible.


CHAPTER 5   TOTAL INVESTMENT, INVESTMENT RATIO AND REGISTERED CAPITAL

     Both Parties agreed that the total capital investment to the Company should be RMB 38,000,000 while the registered capital of the Company is RMB 29,280,000.

1. Party A and Party B agreed that the net assets value of the land use rights, factory premises, plant and machineries and other auxiliary facilities formerly owned by Party B is RMB 29,280,000, whereas such value has been assessed by an independent professional valuer in the PRC and has been verified by the State Assets Administration Bureau. Party A agreed to purchase 55% of the net assets at a consideration of RMB 16,104,000, and will injects all these assets into the Company. Party B agrees to inject the residual net assets amounted RMB 13,176,000 into the Company as its portion of capital contribution. The total contributed registered capital of both Party A and Party B is RMB 29,280,000, in which, Party A then owns 55% and Party B owns the remaining 45%.

     The transferrance of the revalued net asset value from Party B to Party A and subsequently injected into the Company shall be consented by all existing creditors of

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     Party B in writing, and all these written consents shall be submitted to the Company prior to the issuance of the business registration certificate.

     All the assets transferred from Party B to Party A must be clean, non-collateral and do not have any liabilities nor unsettled obligations attached. If any legal procedures in connection with the assets transferred have not been completed, and subsequently cause any losses or damages, Party B shall be wholly responsible for such indemnities.

     The total purchase consideration of the net assets acquired by Party A from Party B is RMB 16,104,000, and payable in 4 installments. The first installment of RMB 3,000,000 shall be paid within one week after the conclusion of this Agreement. The second installment of RMB 3,441,600 shall be paid within one month after the Company obtained the business registration certificate. The third and fourth installments of each RMB 4,831,200 shall be paid in May and October 1998, respectively.

2. The fund used for technological renovation shall be confirmed and approved by the Board of Directors of the Company. The Company should then borrow RMB 29,280,000 from local banks, in which such borrowings shall be secured by the assets of the Company. For any further shortage of fund, the amount shall be advanced by Party A and Party B in accordance with the 55% and 45% ratio. In case of any party fails to contribute the required fund and causes any economic losses to the Company, such party shall be responsible for any indemnity.

3. The Company may require RMB 16,000,000 as working capital. Such amount shall be borrowed from local financial institutions by the Company, and Party A should provide letter of guarantee for such loans. The interest expenses of such borrowings will be borne by the Company. Party B must complete the transferrance of the net assets with the total

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     value of RMB 29,280,000 (including the land use rights, factory premises, plant and machineries and other auxiliary facilities in which the assets valuation report referred to) to the Company within one month after the issuance of the business registration certificate. Party B shall guarantee that the transferrance of these assets are completed and the Company is able to own the assets unconditionally. All the costs and expenses related to the assets transfer shall be borne by Party B.

4. The Company shall appoint qualified accountant to verify the capital contributions of both Parties and shall prepare the capital verification report. The Company shall rely on such report and issue Certificate of Capital Contribution to both Parties.

5. The pre-incorporation expenses and all the other working capital contribution and technological renovation expenses incurred by Party B after October 1997 shall be repaid to Party B subsequent to the audit by Party A and approved by the Board of Directors.


CHAPTER 6   RESPONSIBILITIES OF THE PARTIES TO THE JOINT VENTURE

1.   Responsibilities of Party A:

     a. to pay its capital contribution in accordance with the provisions of this Agreement;

     b. to assign to the Company the required technical experts, assist the Company to formulate the technological renovation strategy, and to participate in the installation, testing and trial runs during the renovation processes;

     c. to assist the Company in selecting and training the technical staff, to assign management staff and technicians in which the Company will be responsible for all the training costs;

     d. to assist the Company in recruiting management staff, technicians and other staff;

     e. to be responsible for the procurement of the necessary equipment and complete the necessary import custom formalities;

     f. to provide information regarding the models, specifications, qualities and other technical specification of the required equipment to the Company for selection,

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            and to provide the types, specification, qualities and other information of the required raw materials;

     g. to provide local and international marketing information and product information;

     h.     to be responsible for the unified sales of the Company's products;

     i.     to be responsible for other matters required by the Company.


2.   Responsibilities of Party B:

     a. to pay its capital contribution in accordance with the provisions of this Agreement, and to be responsible for all the formalities in connection with the assets transfer;

     b. to assign the required technicians, and co-operate with Party A to formulate the technological renovation strategy;

     c. to provide the existing management staff, technicians and other staff of Party B, and to recruit the necessary management staff, technicians and other staff;

     d. to apply the business registration certificate, tax registration certificate and complete all the necessary documentation and formalities, and to resolve all the problems in connection with the supplies of water, electricity, telecommunication and environmental protection;

     e. to assist the Company in obtaining all the governmental preferential treatments, and to obtain the tax preferential treatment or other tax benefits from the local tax authority;

     f. to be responsible for obtaining the bank loans for technological renovation in pursuant to Clause 2 of Chapter 5 of this Agreement;

     g.     to be responsible for other affairs requested by Company.


CHAPTER 7   TRADE MARK AND TECHNOLOGY

1. Party A shall be responsible to obtain the rights for using the Pabst Blue Ribbon trademark, and enable the Company to produce the Pabst Blue Ribbon beer product within the capacity specified by this Agreement.

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2.   The Company shall pay the license fee (including technical service fee) at
     US$ 18.43 per metric ton. The duration of using the trademark is the same as the duration available to Party A. Afterwards, the license fee and terms will be revised through mutual negotiation.

3. The Company shall not transfer the right of using the Pabst Blue Ribbon trademark to any other parties without the written consensus of Party A.

4.   Party A provides the following technical guarantees:

     (a) To provide the Company reliable and complete brewing technique, manufacturing procedures, quality control and inspection standards.

            To provide the Company all the blue-prints, technological specification and other relevant technical information.

5. The Company shall keep all the technical information provided by Party A as confidential and shall not disclose to other parties without the permission of Party A.

     Within the contractual period of this Agreement, Party A and Party B guarantee the products produced by the Company will meet the quality standards in the PRC and other foreign countries. The Company shall continuously improve the technical standard and quality of products with the assistance of Party A.

7. Party B agrees to transfer the "Di Huang Quan" trademark to the Company permanently. The transfer price of the "Di Huang Quan" trademark is RMB 600,000. Within 30 days after the establishment of the Company, Party B shall complete the trademark transfer agreement with the Company in order to transfer the trademark under the Company's title.

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     During the existence period of the Company, Party B shall not use or let other parties to use the "Di Huang Quan" trademark.


CHAPTER 8   PRODUCT DISTRIBUTION

1. All products produced by the Company shall be co-ordinated and distributed by the Zhaoqing Blue Ribbon Beer Marketing Company Ltd. According to the regional distribution principle, the products shall be sold in Hu Bei province, He Nan province and central region of China, or other regions as agreed by Party A.

     The prices of the Company's products distributed in the PRC shall be unified and regulated by Party A.


CHAPTER 9   PROFIT DISTRIBUTION

1. Each year, the profit earned by the Company after paying all the taxes as specified by the tax bureau and after the approval by the Board of Directors, the net profit after taxation can be distributed to the equity owners in accordance with their capital contribution ratio. The dividend distributed by the Company shall be transferred to the respective bank accounts of both investors.

2. The profits can be distributed only after deducting all the losses brought forwards from prior fiscal years. The retained profits earned in prior fiscal years can be carried forward to subsequent fiscal years for distribution.

3. Subject to the consensus of the Board of Directors and the approval from the relevant governmental departments, the profit earned by the Company can be utilized to increase the capital of the Company for expansion purposes.

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4.   In case of the Company incurred any losses, such losses shall be borne by both Parties in accordance with their capital contribution.


CHAPTER 10  BOARD OF DIRECTORS

1. The Board of Directors should be established on the same date as the registration of the Company.

2. The Board of Director is composed of five directors. Three of them are appointed by Party A and the other two by Party B. The chairman of the board should be assigned by Party A and the vice-chairman is assigned by Party B. The tenure of office of the directors, chairman and the vice-chairman is four years. The period of the tenure of office can be extended by re-appointment of the respective parties. Any vacancies in the Board of Directors will be filled by the respective parties which is entitled to appoint. The parties have the right to change any directors before the tenure of office has ended.

3. The chairman is stipulated by laws to be the legal representative of the company. If the chairman or any directors in the Board of Directors cannot carry out his duty, the chairman has the responsibility to assign other directors as replacement.

4. The Board of Directors is the highest management authority. It has the authority to discuss and decide any important affairs related to the Company. The board has to meet as least twice a year. The meeting is expected to the held at the registered office. The quorum of meeting should consist of four directors. The board can also vote through fax to decide on any proposals but written consent should have the agreement of all directors. If there are three or more directors requesting for a meeting, the chairman should co-ordinate with the vice-chairman and hold the temporary board meeting as requested.

5. The Chairman has to provide notice to all the directors 15 days before the meeting is held in order to notify them of the date, time, place and agenda of the meeting.

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6.   A Director who is unable to attend a meeting should appoint and authorize an alternate or substitute Director in writing. However, a director who is unable to attend a meeting and do not appoint any person to represent him will be regarded as giving up the vote. Any decision or resolution passed in the meeting will still be valid.

7. The following major decisions should be passed with the agreement of all directors on the Board of Directors (either in person or by representative):

     Amendment on the Company's Articles of Association, Joint Venture Contract and other related important decisions;

     The increase or transfer of the share capital and adjustment of the percentage of share holding of each party;

     (c) The amalgamation of the Company with other company or the establishment of any affiliated company; and

     (d)    The closure, dismissal and liquidation of the Company.

8. The following decisions should be passed with simple majority of the directors who present the meeting:

     Any affairs concerning about corporate guarantee, loan agreement or leasing;

     To approve the financial budget of the year;

     The distribution of the profit;

     Decisions about statutory surplus fund, bonus and welfare fund and the discretionary surplus fund and the expansion of those fund, and the decisions about the cumulation and the utilization of those funds;

     (a)    Any changes in the administration structure;

     To employ any independent auditors;

     Decisions on the production plan, the marketing of the products, the financial budget and the management account;

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     To obtain the land use right;

     To acquire major machinery;

     To sell or dispose major machinery;

     Any contract to obtain technology and know-how from third party;

     To employ or dismiss any administration officers and to fix their remuneration;

     Decisions on the utilization of the foreign exchange; and

     All other affairs that need to be decided by the Board of Directors.


9. All meeting should be documented and signed by all directors who attend the meeting (either in person of by representatives). The document should be written in Chinese and reported to the headquarter of the Company.

10. The Company shall set up an audit committee, Party A, Party B and the employees of the Company each elects one representative into the Committee. The Committee should perform its duties in accordance with the relevant Companies Law.


CHAPTER 11 MANAGEMENT

1. The Board of Directors has to establish a management team to handle the daily affairs of the company. The management team consists of a general manager and a deputy general manager. Party A is responsible to appoint the general manager and the deputy general manager is to be appointed by Party B. The general and deputy general manager are to be confirmed by the Board of Directors. The tenure of office is two years. They can continue their tenure of office if they are re-appointed by the respective party and confirmed by the Board of Directors. If there is any need to change general manager or deputy general manager due to the laying off or resignation, the respective party has the right to re-appoint an alternate to fill the vacancy.

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2.   The management team also consists of several assistant general managers.
     The general manager should select the assistant general managers from the existing management team of Party B and report to the Board of Directors for confirmation of employment.


3. The management team should consist of one financial controller and one technical controller. Both positions should be appointed by the Board of Directors. The tenure of office should be two years and can be re-appointed upon expiry. Board of Directors reserve the right to remove both controllers.


4. The duties of the General Manager shall include implementation of the decisions of the Board and organizing and directing the day-to-day management of the Company. The Deputy General Manager and Assistant General Managers shall assist and be answerable to the General Manager.
     The actual powers and duties of the Assistant General Managers and Technical Controller shall be elucidated in the relevant parts of the Article of Association of the Company. The actual powers and duties of the Assistant General Managers and Technical Controller shall be determined by the General Manager. Under special circumstance, the Board can remove the General manager or Deputy General Manager from their office by simple majority resolution.


5. The Company should set up different functional departments in accordance with the need of the operation. Departmental Managers shall carry out the work designated by the General Manager and shall report to him. General Manager should recruit and appoint departmental managers.


6. The Board of Directors should assess and evaluate the work performed by the general manager during his tenure of office in order to ensure that the predefined targets set by the board are met.

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7.   Any officer, who abuses his rights for personal benefit, corrupt, committed fatal mistake due to carelessness or do not carry out his duty, will be removed by the Board of Directors. Without the permission of the Board of Directors, no officer can take up other appointment in other economic entities.


CHAPTER 12  YEARLY PLANNING AND BUDGET

1. The general manager and all other officers have to prepare the yearly plan and budget. The yearly plan and budget of each year (including profit and loss statement, balance sheet and the cash flow forecast) should be forwarded to the Board of Directors for approval one month before the commencement of a new financial year. The plan should include the followings:

     The acquisition of other company and other asset;

     The capital funding and spending plan (both in RMB and foreign currency);

     The production and marketing plan;

     The repair and maintenance schedule for fixed asset and machineries;

     The operational and financial forecast;

     Staff training plan;

     The raw materials, fuel, water, electricity and other external materials consumption plan;

     The sales plan for the year.


2. The General Manager should be responsible to submit the operation plan and financial forecast for a new financial year at the end of a current year to the Board of Directors for approval. The approved plan should be delegated and communicated to all departments concerned and to be implemented by the General Manager.


CHAPTER 13  THE SITE


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1.   The site of production has an area of 70,000 square meters.  The details about the use of the site is attached to this Agreement.

2. Party B hereby declare and confirmed that it has the sole right to use the site as mentioned in clause 1. above, and will transfer all its exclusive right to the Company upon effectiveness of this Agreement. During the joint venture period, Party B should not transfer the land use right to any other companies or use the site by itself without the written permission of the Board of Directors.

3. Upon effectiveness of this Agreement, the site arrangement, design, operation, factory set up and other buildings structure should comply with the relevant regulations in relation to land control, environmental protection, irrigation, construction standard, prevention of fire and safety. Any expenses incurred due to the incompliance of regulations should be borne by Party B. However, the expenses arised from subsequent changes made within the period of joint venture should be paid by the Company.

4. The Company should use the site for production and should be able to revise the land use purpose of the site for alternative related business. With the approval of the relevant authorities, the site can be used for purposes that are related to beer production.

5. Party B has to supply detailed map of the site location with scale. This map should be consistent with the site location as mentioned in clause 1. above.

CHAPTER 14  PURCHASE OF MATERIALS AND SERVICES

1. Both parties agreed that all the production materials needed by the Company should be procured within the country unless the domestic supplies fail to meet the quality and technical specification. The General Manager should include the procurement plan in his annual plan. All materials should be bought at best quality and price.

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2.   Party B should assist the Company to obtain permit, quota and approval related to the import of all necessary materials and equipment.


CHAPTER 15  LABOUR ADMINISTRATION

1. Matters related to employee including recruitment, termination of employment, labour insurance, staff welfare and remuneration will be implemented in accordance with the relevant regulations and rules set by the State Labour Bureau. The General Manager will be conferred with the necessary authorities to carryout any employee programme approved by the Board of Directors.

2. The Company should have the right to choose 400 staff from the existing work force of Party B to meet the operation manning requirement. For all those remaining staff not selected, Party B should be responsible for providing alternative solution. They should have no right to demand any form of conpensation from the Company.

3. All affairs concerning about the recruitment and termination of employment or about labour insurance, welfare, bonus and others will be dealt with according to the relevant Employment Laws and regulations in the PRC.

4. After the establishment of the Company, Party B must provide suitable workers to the Company. The Company should choose 400 workers who is eligible for the post in Company. If some workers are not suitable, Party B should be responsible to arrange alternate employment for those persons by itself.

5. The Company can establish its salary standard and determine the amounts of bonus and allowances provided, and to decide the staffing schedules to meet the production requirements. The remuneration of the management staff shall be determined by the Board of Directors.

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6.   The Company has the authority to hire and dismiss the management staff, technicians and other employees. The hiring and dismissal of employees by the Company shall comply with all the employment rules and regulations in the PRC.

7. Under the same terms and quality of services, the Company shall first use the auxiliary facilities and other transportation facilities provided by Party B. And under the conditions that do not affect the operations of the Company, the Company shall supply auxiliary materials and other resources to Party B at fair market prices. Upon completion of the expansion program, the Company shall give priority to employ Party B's surplus staff.


CHAPTER 16  TAXATION, FINANCIAL AND AUDIT

1. Company should pay tax according to the law of the PRC and should be eligible to obtain benefits in customs duty and tax concession.

2. All staff and workers of the Company should pay tax according to the tax laws of the PRC.

3. The financial year of the Company is from 1st January to 31st December. The first financial year of the company begins from the issuance of the business registration certificate to 31st December of the same year. The last financial year will be from the 1st January to the last day of the business.

4. The Company should adopt the international accrual accounting standards and double entries bookkeeping system. Company should documented accounting records, receipts

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     ledger and statements in Chinese.  The Company uses RMB
     as the functional currency. The annually, quarterly and monthly financial report should be approved and signed by the general manager and the accounting manager and the reports should be documented in Chinese.

5. According to the regulations set by the Financial Department of China, the Company should submit the related financial reports and operation status to the supervisors of the relevant financial and taxation departments for approval and records.

6. The Company should engaged Chinese Certified Public Accountant to audit the accounts of the Company and submit the audit report to the Board of Directors.


CHAPTER 18  SHARE TRANSFER

1. Both parties has the rights to acquire the share from the other party and continue the operations of the Company.

2. When one party wish to dispose part of or all of its share in the Company, it should notify the other party who has the first right of refusal to acquire the relevant shares in the Company. If the share in the Company is sold to other third party, the consideration should be higher than the offer made by the existing other party.

3. The suggested disposal plan involving sales to third party must be forwarded to the existing other party by registered mail. The plan must provide detail of all the terms and conditions regarding the share transfer, the associated rights, conditions of payment and the identity of the third party. Share transfer and payment must be completed within 2 weeks after the submitting of the plan and conclusion of sales contract.

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4.   If the existing other party does not exercise the purchase right, it must agree to the sales of share to other third party. This transfer should be regarded as valid according to domestic and international laws and practice.

5. Payment from and share transfer to the third party must be completed in a definite period unless its delay is due to the delay in obtaining approval from the Government. The purchase price should be the same or higher than the price offered by the remaining partner. If the purchase consideration is not received within the definite period, the seller should not transfer the share to the third party.

6. During the transfer, the fair market value of the disposed share should be decided, confirmed and verified by a PRC qualified Accounting Firm. The appointment of the Accounting Firm should be agreed and approved by both parties rather than engaged by any one party unilaterally.

7. The seller should provide a copy of contract signed with the buyer to the existing other party. The contract should explicitly require the new buyer to be abided by the rights and responsibility as stipulated in this Agreement.

8. The Company's business, this joint venture agreement and any other contracts or agreements signed by the Company should not be interrupted by the selling or transferring of share.

9. All the transfer must be submitted to the related authorities for approval. The amendments should be reported to the Business Administration Department after approval.

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CHAPTER 19  TERMINATION & LIQUIDATION

1.   Company will be dissolved under the following conditions.

     (a)    Period of co-operation expire;

     (b) The business of the Company cannot be operated due to substantial loss;

     (c) Business cannot be carried on due to the failure of one party to fulfill its contractual responsibility;

     (d) If any party violate the regulations of this Agreement and transfer its investment in Company to other third party;

     (e) If a large part or all the assets of the Company were under imposition;

     (f) When the relevant government department with juridical authorities enforce new rules and regulations that will create substantial adverse legal or political consequence to any party or the Company, and both parties are unable to carry on their respective contractual duties to run the Company;

     (g)    The Company suffer substantial losses due to force majure.


2. If the Company close with any reasons mentioned above, the Company's assets should be valued according to the relevant laws and then liquidate. During the asset valuation and liquidation, Liquidation Committee should try their best to obtain the highest disposal price. After the settlement of the outstanding liabilities and tax, and confirmed by qualified PRC accountant, the residual amount will be distributed to both parties according to their respective shareholding proportion in the company.


CHAPTER 20  BREACH OF CONTRACT AND RESPONSIBILITY

     If any parties breach the contract, it should compensate the other party or the Company any losses arised. If both parties violate the contract, both party should be responsibility for the respective consequences.

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CHAPTER 21  APPLICATION OF LAW

     The implementation, effectiveness, interpretation, compliance and disputes of this agreement should be governed by the PRC laws. If any disputes arised is not covered by the PRC laws, reference should by made to the established international practice. Both parties should have the responsibility to inform the Company and the other party of any new rules and regulations applicable to the Company that comes to their knowledge.


CHAPTER 22  FORCE MAJURE

1.   Force majure events include events that are:

     (a)    uncontrollable by the Company or both parties;

     (b)    unforeseeable or foreseeable but unavoidable ;

     (c) causing any party or the Company not able to carry out part of or all of this Agreement, those events includes (but not limited to) flooding, fire, drought, typhoon, earth quake or other natural disasters, transportation accident and wars.

2. If any parties cannot carry out this Agreement due to force majure events, the time limit for the relevant party to carry out this Agreement should be extended for a period equals to the duration of the force majure events.

3. Party affected by force majure events must inform the other party by fax or telex as soon as possible. A certificate issued by local authority of the affected party confirming the force majure events should be forwarded to the other party by registered mail within 30 days of the events.

4. If the force majure event lasts for more than six months, both parties should try to resolve the problem through a friendly negotiation in order to continue the execution of this Agreement.

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CHAPTER 23  INSURANCE

     All insurance related to the Company should be insured with PRC underwriters and handled by the Company.


CHAPTER 24  THE ADJUSTMENT AND CORRECTIONS OF AGREEMENT

     Any changes or adjustments to this Agreement should be approved and signed on the relevant amendments by both parties. All these changes will be valid only with the approval of the relevant Government.


CHAPTER 25  THE RESOLUTION OF DISPUTES

1. If both parties are not able to resolve any disputes arised out of the execution of this agreement, either party can forward the case to the China International Economic and Trading Arbitration Committee in Shenzhen, or the Shenzhen Arbitration Committee for arbitration. The decision by the Arbitration Committee should be final and binding to both parties.

2. Apart from the issues under arbitration processes, both parties should continue to fulfill their contractual obligation as required by this agreement.


CHAPTER 26  LANGUAGE

     This contract (including any attachments) is written in Chinese. The Chinese version is the official copy.


CHAPTER 27  OTHER RULES AND REGULATIONS

1. The attachment to this Agreement (the Asset Valuation Report) should form an indispensable part of this Agreement and should be read in conjunction of this Agreement.

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     Any issues not included in this Agreement should be negotiated by both parties and Supplementary Agreement should be added to this Agreement.

2. This Agreement together with its attachments should be approved by the relevant government department and is effective upon the issuance of business registration certificate.

3. All correspondence between the parties should be written in Chinese and forwarded to the other party either by telex, telegram or fax, and a registered mail should follow to confirm the correspondence. The registered address of both parties as listed in this Agreement will be their official address.

4. This Agreement has six original copies and eight photo copies and was signed on the 13th of January, 1998, in Zhaoqing by representatives of both parties.

Party A: Zhaoqing Blue Ribbon High                 Party B: Zaoyang Brewery
         Worth Brewery Ltd.




     Signed                                             Signed
----------------------                             ----------------------
Chen Zi Shou                                       Fu Guang Huan

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